Hunan Power Station

AGREEMENT

Entered into between

C2E Energy Inc

as C2Eresented by Johannes P Roux

Address: 3360 NW 53rd Circle,Boca Raton,Florida, USA, 33496

[hereinafter C2E]

(a Company duly incorporated in Florida USA)

And

Beijing Jinyuan Taiye International Co. Ltd

Address: No.A1, Sanlihe north Street, Xicheng District, Beijing China

October 10, 2010, Beijing, China

WHEREBY IT IS AGREED AS FOLLOWS:

1. **INTERPRETATION AND PRELIMINARY**

The headings of the clauses in this agreement are for the purpose of convenience and reference only and shall not be used in the interpretation of nor modify nor amplify the terms of this agreement nor any clause hereof. Unless a contrary intention clearly appears:

1.1. Words importing –

1.1.1. Any one gender include the other two genders;

1.1.2. The singular include the plural and vice versa; and

1.1.3. Natural persons include created entities (corporate or unincorporate) and the state and vice versa;

1.2. The following terms shall have the meanings assigned to them hereunder and cognate expressions shall have corresponding meanings, namely –

1.2.1. "The/this agreement" means this facilitation agreement in terms of which the parties have identified the opportunity to develop projects together and work together on an exclusive manner in the designated country;

1.2.2. "The designated country" means China or any country where the parties decide on a mutual partnership;

1.2.3. "Projects" means 2 X 300MW power station in Hunan approved by Chinese government.

1.2.4. C2E means C2E USA who has existing funders.

1.2.5 "Joint Venture" means a company established by C2E(USA) and Beijing Jinyuan Taiye International Co., Ltd;

1.2.5.1 The design, build and construction of the Project implemented by the joint venture;

1.2.5.2 Agreed percentage of the share

- C2E invest 900 Million RMB for the project with 80% share of the company;
- Beijing Jinyuan Taiye International Co., Ltd has 20% share of the company.

1.3. Any reference in this agreement to "date of signature hereof" shall be read as meaning a reference to the date of the last signature of this agreement;

1.4. Any reference to an enactment is to that enactment as at the date of signature hereof and as amended or re-enacted from time to time;

1.5. If any provision in a definition is a substantive provision conferring rights or imposing obligations on any party, notwithstanding that it is only in the definition clause, effect shall be given to it as if it were a substantive provision in the body of the agreement;

1.6. When any number of days is prescribed in this agreement, same shall be reckoned exclusively of the first and inclusively of the last day unless the last day falls on a Saturday, Sunday or public holiday, in which case the last day shall be the next succeeding day which is not a Saturday, Sunday or public holiday;

1.7. Where figures are referred to in numerals and in words, if there is any conflict between the two, the words shall prevail;

1.8. Expressions defined in this agreement shall bear the same meanings in schedules or annexures to this agreement which do not themselves contain their own definitions;

1.9. Reference to day/s, month/s or year/s shall be construed as Gregorian calendar day/s, month/s or year/s;

1.10. The use of any expression in this agreement covering a process available under USA law such as a winding-up shall, if any of the parties to this agreement is subject to the law of any other jurisdiction, be construed as including any equivalent or analogous proceedings under the law of such defined jurisdiction;

1.11. Here any term is defined within the context of any particular clause in this agreement, the term so defined, unless it is clear from the clause in question that the term so defined has limited application to the relevant clause, shall bear the meaning ascribed to it for all purposes in terms of this agreement, notwithstanding that that term has not been defined in this interpretation clause;

1.12. The expiration or termination of this agreement shall not affect such of the provisions of this agreement as expressly provide that they will operate after any such expiration or termination or which of necessity must continue to have effect after such expiration or termination, notwithstanding that the clauses themselves do not expressly provide for this;

1.13. The rule of construction that a contract shall be interpreted against the party responsible for the drafting or preparation of the contract, shall not apply;

1.14. Any reference in this agreement to a party shall, if such party is liquidated or sequestrated, be applicable also to and binding upon that party's liquidator or trustee, as the case may be.

2 **PREAMBLE**

2.1 The parties have identified a need for the development of projects in the designated country.

2.2 The parties wish to set out their relationship in this agreement and hereby agree as follows.

3 **RAISING OF FUNDING**

3.1 The parties agree that the way in which funding is to be raised in order to fund the projects in the designated country shall be as follows –

3.1.1 C2E will secure funding of 900 Million RMB for the project

3.1.2 The company will secure other funding from China for completion of the project.

4 NON-CIRCUMVENTION

The parties record and agree that the transaction is only capable of being implemented pursuant to the strategic and important role played by each of the parties. Accordingly, none of the parties shall endeavour to implement any similar transaction or endeavour or become involved in negotiations relating to any similar transaction, whether directly or indirectly, especially with reference to –

4.1 The funding group;

4.2 The founding stones of the transaction

5 C2E RESENTATIONS AND WARRANTIES

Each party represents and warrants in respect of itself to the others that –

5.1 It is duly incorporated, and in good standing and validly existing under the laws of the jurisdiction of its incorporation;

5.2 It has the power to own its assets and carry on its business as it is being conducted;

5.3 It has the corporate power and authority to enter into and perform, and has taken all necessary action to authorise the entry into, performance and delivery of, any transaction document to which it is or will be party and the transactions contemplated by such agreements;

5.4 The person signing this agreement on its behalf is duly authorised to do so;

5.5 As to it, no consent, license, approval or authorisation of, filing with, notice or other act by or in respect of, any governmental authority or any other person is required in connection with the execution, delivery, performance, validity or enforceability of this agreement (other than those consents, licenses, approvals, authorisations, filings, notices, or other acts it has obtained, made or taken) and such consents, licenses, approvals, authorisations, notices or filings are in full force and effect as far as it is aware;

5.6 This agreement, and the transaction document(s) to which they are or will be party constitutes, or when executed in accordance with their respective terms will constitute its legal, valid and binding obligations enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganisation or other similar law affecting the enforcement of creditors' rights generally and by general principles of equity;

5.7 The entry into and performance and delivery of the transactions contemplated by the transaction document(s) to which they are or will be party do not and will not –

   5.7.1 Conflict with any law or regulation or judicial or official order;

   5.7.2 Conflict with its constitutional documents; or

   5.7.3 Conflict with any document which is binding upon it or any of its assets.

5.8 Prior to the effective of this Agreement, C2E (Hong Kong) company can not disclose to any third party all the contents of this Agreement, otherwise investigate legal liability.

6 **VALID ADDRESS**

6.1 The parties choose as their valid address for all purposes under this agreement, whether in respect of court process, notices or other documents or communications of whatsoever nature the following addresses:

   6.1.1 Beijing Jinyuan Taiye International Co., Ltd:

   Address: No.A1, Sanlihe north Street, Xicheng District, Beijing China

   Telefax: 010-68516810

   6.1.1 C2E: 3300 NW 53rd Circle,Boca Raton,Florida, USA, 33496

6.2 Any notice or communication required or permitted to be given in terms of this agreement shall be valid and effective only if in writing but it shall be competent to give notice by telefax.

6.3 Either party may by notice to the other party change the physical address chosen as its *domicilium citandi et executandi* to another physical address or its telefax number, provided that the change shall become effective on the 10th business day from the deemed receipt of the notice by the other party.

6.4 Any notice to a party –

   6.4.1 Sent by courier in a correctly addressed envelope to it at its chosen address shall be deemed to have been received on the 3rd business day after sending (unless the contrary is proved);

6.4.2 Delivered by hand to a responsible person during ordinary business hours at the physical address chosen as its *domicilium citandi et executandi* shall be deemed to have been received on the day of delivery; or

6.4.3 Sent by telefax to its chosen telefax number stipulated in clause 6.1, shall be deemed to have been received on the date of despatch (unless the contrary is proved).

6.5 Notwithstanding anything to the contrary herein contained a written notice or communication actually received by a party shall be an adequate written notice or communication to it notwithstanding that it was not sent to or delivered at its chosen *domicilium citandi et executandi*.

7 **WHOLE AGREEMENT, NO AMENDMENT**

7.1 This agreement constitutes the whole agreement between the parties relating to the subject matter hereof.

7.2 No amendment or consensual cancellation of this agreement or any provision or term hereof or of any agreement, bill of exchange or other document issued or executed pursuant to or in terms of this agreement and no settlement of any disputes arising under this agreement and no extension of time, waiver or relaxation or suspension of any of the provisions or terms of this agreement or of any agreement, bill of exchange or other document issued pursuant to or in terms of this agreement shall be binding unless recorded in a written document signed by the parties (or in the case of an extension of time, waiver or relaxation or suspension, signed by the party granting such extension, waiver or relaxation). Any such extension, waiver or relaxation or suspension which is so given or made shall be strictly construed as relating strictly to the matter in respect whereof it was made or given.

7.3 No extension of time or waiver or relaxation of any of the provisions or terms of this agreement or any agreement, bill of exchange or other document issued or executed pursuant to or in terms of this agreement, shall operate as an estoppel against any party in respect of its rights under this agreement, nor shall it operate so as to preclude such party thereafter from exercising its rights strictly in accordance with this agreement.

7.4 To the extent permissible by law no party shall be bound by any express or implied term, representation, warranty, promise or the like not recorded herein, whether it induced the contract and/or whether it was negligent or not.

8 NO RELIANCE

8.1 Each party represents, warrants and undertakes that –

8.1.1 It has duly investigated and considered the risks relating to its entering into the transactions described in and contemplated by the transaction documents;

8.1.2 It is acting for its own account as principal and not as agent and has made an independent investment decision as to the suitability of the transactions described in and contemplated by the transaction documents for its purposes based solely on its own judgement upon advice from such legal, tax and/or regulatory advisers as it has deemed necessary and upon its own independent appraisal of an investigation into the business, financial condition, prospects, creditworthiness, status and affairs of the partnership;

8.1.3 It is not relying on any communication (written or oral, including information and explanations relating to the terms and conditions of the transactions described in and contemplated by the transaction documents) of any of the other party's respective directors, employees, agents or representatives, as –

8.1.3.1 Investment advice;

8.1.3.2 A recommendation to enter into the transactions described in and contemplated by the transaction documents;

8.1.3.3 An assurance, guarantee or opinion as to the anticipated results of the transactions described in and contemplated by the transaction documents, or

8.1.3.4 The suitability of the transactions described in and contemplated by the transaction documents for any of its legal, tax, regulatory, exchange control or accounting purposes;

8.1.4 Its participation in the transactions described in and contemplated by the transaction documents and its giving of the representations

herein will not conflict with or breach any provision of its constitution or any law, regulation or court decree to which it is subject and that all governmental and other consents in respect of its participation in the transactions described in and contemplated by the transaction documents have been obtained and are in full force and effect; and

8.1.5 It is not relied and will not at any time rely on the other party to provide it with any information relating to, or to keep under review on its behalf, the business, financial condition, prospects, creditworthiness, status or affairs of the partnership.

9 ASSIGNMENT AND SUCCESSION

9.1 No party may assign, charge, pledge, encumber or otherwise dispose of this agreement or the transactions described in and contemplated by the transaction documents, or any of its respective rights and obligations hereunder or thereunder, without the express prior written consent of the other parties. Any purported assignment, charge, pledge, encumbrance or disposition which does not comply with provision shall have no effect.

9.2 The provisions of this agreement are solely for the benefit of the parties and their respective successors and assigns, and nothing in this agreement whether expressed or implied, shall be construed to give to any other person any legal or equitable right, remedy or claim in respect of this agreement or any covenants, conditions or provisions contained herein. Additionally, this agreement shall enure to an bind the parties and their respective successors and permitted assigns.

10 SEVERABILITY

10.1 The illegality, invalidity or unenforceability or any provision of this agreement under the law of any jurisdiction shall not impair –

10.1.1 The legality, validity or enforceability under the laws of any other jurisdiction of that provision or any other provision of this agreement; or

10.1.2 The legality, validity or enforceability in that jurisdiction of any other provision of this agreement.

10.2 The obligations of the parties under this agreement shall survive the termination of any and all of the transaction documents.

11 **WAIVER**

Each of the parties hereto agrees that it shall not commence or initiate any proceedings with the purpose directly or indirectly to prevent, circumvent, deny, disclaim or overturn the offset, set-off or netting effected by this agreement.

12 **COSTS**

Each party shall pay its own costs in connection with the preparation, negotiation and implementation of this agreement.

13 **COUNTERPARTS**

This agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of such counterparts shall together constitute but one and the same agreement.

14 **GOVERNING LAW**

This agreement is governed by law of The People's Republic of China.

15 **BREACH**

Should any party breach any term and condition of this agreement and fail to remedy such breach within a period of 14 (fourteen) days after receipt of written notice to such effect from an aggrieved party, the aggrieved party shall be entitled, without prejudice to its rights in terms of this agreement or at law, to terminate this agreement or to claim immediate specific performance, without prejudice to its rights to claim damages.

SIGNED by the parties and witnessed on the following dates and at the following places respectively.

HK Company: Mr. Johannes Petrus Roux

Signed: ______________________ ______________________

(Authorized representative) (Witness)

Date: 8 October 2010

Beijing Jinyuan Taiye International Co., Ltd

Signed: ______________________ ______________________

(Authorized representative) (Witness)

Date: 8 October 2010